LETTER OF UNDERSTANDING

The undersigned agree as follows:

1. Beginning July 1, 1997, WellCare will assume financial responsibility for ambulance/transport claims (specialty code
"ST").

2. Beginning July 1, 1997, Primergy and the Alliances will assume financial responsibility for the costs of chemotherapy and related supplies/drugs. Anticipated increases are consequent to the medical management efforts to redirect chemotherapy treatments from the hospital in-patient and hospital out-patient settings to the physician offices. WellCare will increase the monthly Alliance capitation by $0.45 PMPM beginning July 1, 1997 to offset these increased costs.

3. Primergy and the Alliances will assume the financial responsibility for all professional services associated with the delivery of chemotherapy treatments in physician offices.

4. Beginning with July 1, 1997 dates of service, Primergy and the Alliances will pay chemotherapy-related claims within thirty
(30) days of receipt. This advance of claims payment rate will be implemented in order to facilitate the redirection of hospital based chemotherapy treatments to physician offices, as noted in
(2), above.

5. Because the redirection of chemotherapy treatments to physician offices began in May, 1997, WellCare will pay $0.45 PMPM for May membership ($21,095.10) and $0.45 PMPM for June membership ($20,963.25) to the Alliances by July 1, 1997 (total payment of
$42,058.35).

6. WellCare will assume financial responsibility for dates of service after December 31, 1996 for factor VIII (CPT J7 192) dispensed by Albany Medical Center or similar vendors. Current estimated payables for J7 192 are $50,000. Primergy will negotiate a favorable payment schedule and dispensing control system with Albany Medical Center.

/s/ Joseph R. Papa            /s/ Richard B. Weininger, M.D.
Joseph R. Papa                Richard B. Weininger, M.D.
President/COO                 CEO
WellCare Management Group     Primergy
     6/30/97                  June 30, 1997
Date                          Date